Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Mid Cap Value Opportunities Fund of BlackRock Mid
Cap Value Opportunities Series, Inc. (the “registrant”), hereby certifies, to the best of his knowledge, that the registrant's
Report on Form N-CSR for the period ended July 31, 2008, (the “Report”) fully complies with the requirements of Section 15d of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: September 19, 2008

/s/ Donald C. Burke
Donald C. Burke
Chief Executive Officer (principal executive officer) of
BlackRock Mid Cap Value Opportunities Fund of BlackRock Mid Cap Value Opportunities Series, Inc.

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Mid Cap Value Opportunities Fund of BlackRock Mid
Cap Value Opportunities Series, Inc. (the “registrant”), hereby certifies, to the best of his knowledge, that the registrant's
Report on Form N-CSR for the period ended July 31, 2008, (the “Report”) fully complies with the requirements of Section 15d of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: September 19, 2008

/s/ Neal J. Andrews
Neal J. Andrews
Chief Financial Officer (principal financial officer) of
BlackRock Mid Cap Value Opportunities Fund of BlackRock Mid Cap Value Opportunities Series, Inc.

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18
U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.